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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of CuraGen Corporation on Form S-3 (No. 333-90321) of our report dated February 12, 1999, appearing in the Annual Report on Form 10-K of CuraGen Corporation for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/S/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Hartford, Connecticut
February 18, 2000